                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 2000, except for Note 15 of Notes to Consolidated Financial Statements as to which the date is April 19, 2000, included in Packard BioScience Company's Form 10-K for the year ended December 31, 1999 and Packard BioScience Company's registration statement on Form S-1 (File No. 333-31996).

                                        ARTHUR ANDERSEN LLP



Hartford, Connecticut
April 26, 2000